UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

AVALON OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

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AVALON OIL & GAS, INC.

310 FOURTH AVENUE SOUTH, SUITE 7000

MINNEAPOLIS, MN 55415

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Avalon Oil & Gas, Inc. (the “Company”) to inform shareholders of the Company of certain action adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company. This Information Statement will be mailed on approximately April 23, 2018 to shareholders of record of the Company’s Common Stock as of April 3, 2018 (“Record Date”). Specifically, this Information Statement relates to the following:

1.	On March 21, 2018, the Board adopted a resolution to change the name of the Company.

2.	Also on March 21, 2018, the Board referred the proposed name change amendment of the Articles of Incorporation to shareholders for approval (with its recommendation for the approval of such amendment).

3.	On March 21, 2018, shareholders holding a majority in interest of the voting power of the Company (51%) approved the amendment and as a result no further votes will be needed.

The filing of a Certificate of Amendment with the Nevada Secretary of State which will effect the foregoing amendment will not be done until a date which is at least twenty (20) days after the mailing of this definitive Information Statement. This Information Statement will be sent on or about April 23, 2018 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

Pursuant to Nevada law, there are no dissenter’s or appraisal rights relating to the action taken.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because a shareholder holding a majority of the voting rights of our outstanding capital stock has voted in favor of the foregoing action, and such shareholder has sufficient voting power to approve such action through his ownership of Preferred Stock, no other shareholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

Sincerely,

By:	/s/ Kent Rodriguez
Kent Rodriguez
President and Chief Executive Officer

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AMENDMENT OF ARTICLES OF INCORPORATION

The Board and shareholders holding the necessary number of votes have approved an amendment to the Company’s Articles of Incorporation to amend Article First to change the name of the Company from Avalon Oil & Gas, Inc. to “Groove Botanicals, Inc.” As amended, Article First will read as follows:

ARTICLE FIRST. The name of the Company is Groove Botanicals, Inc.

Article First is set forth in its entirety on Exhibit A attached to this Information Statement.

PURPOSE OF AMENDMENT OF ARTICLES OF INCORPORATION

The purpose of the amendment to our Articles of Incorporation is to change the name of the Company to “Groove Botanicals, Inc.”

REASON FOR AMENDMENT OF ARTICLES OF INCORPORATION

In early 2017, the Company began studying a change in the Company’s business and focused on the production, marketing, distribution and sale of products, such as personal grooming products and cosmetics containing CBD (cannabidiol) extracted from hemp. We have decided to enter that field, to transfer our oil and gas assets and liabilities to our subsidiary, AFS Holdings, Inc., and change our Corporate Name to reflect our new business focus.

INTEREST OF CERTAIN PERSONS IN MATTER BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Articles of Incorporation described herein which is not shared by all other shareholders pro rata and in accordance with their respective interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table lists, as of April 3, 2018, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 23,992,062 shares of common stock outstanding as of April 3, 2018. The business address of the persons listed below is c/o Avalon Oil & Gas, Inc., 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415.

Name and Address of Beneficial Owner	Amount/ Nature of Beneficial Ownership		Percent of Class
Kent Rodriguez	25,955,970	*	51.02%
Douglas Barton	260,667		1.09%
Jill Allison	260,000		1.08%
Rene Haeusler	458,565,		1.91%
All directors and executive officers as a group (4 persons)	25,891,070		55.10%

*Includes 24,972,371 shares of common stock upon conversion of shares of the Series A Preferred Stock.

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Preferred Stock

The Company has designated two series of Preferred Stock: (1) 100 shares of Series A Convertible Preferred Stock and 2,000 shares of Series B Convertible Preferred Stock.  The Series A shares having voting power equal to 51% of the Common Stock on an as converted basis.  The Series B shares have no voting rights.  All 100 shares of the Series A were issued to Kent Rodriguez, the Company’s President and CEO.

The 100 shares of Series A Convertible Preferred Stock were issued on June 3, 2002 as payment for $500,000 in promissory notes and are convertible into the number of shares of Common Stock sufficient to represent forty percent (40%) of the fully-diluted shares outstanding after their issuance.

On January 9, 2018, the Company Amended the Certificate of Designation for the Series A Convertible Preferred stock by changing the ratio for conversion, in Article IV, subparagraph (a), from 0.4% to 0.51% so that upon conversion the number of shares of common stock to be exchanged shall equal fifty one percent (51%) of then issued and outstanding common stock.

The Series A Convertible Preferred Stock pays an eight percent (8%) dividend. The dividends are cumulative and payable quarterly. The Series A Convertible Preferred Stock carries liquidating preference, over all other classes of stock, equal to the amount paid for the Stock plus any unpaid dividends.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), although at present we are not current with our filings. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our administrative office, 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415.

BY ORDER OF THE BOARD OF DIRECTORS
April 24, 2018

By:	/s/ Kent Rodriguez
Kent Rodriguez
President and Chief Executive Officer

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